As Filed With The Securities and Exchange Commissionon on August 23, 2006
                                                     Registration No. 333-136247

================================================================================
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                 AMENDMENT NO. 1


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          DOMAR EXOTIC FURNISHINGS INC.
                 (Name of small business issuer in its charter)

       Nevada                           7641                      20-4647578
(State of Incorporation)        (Primary SIC Number)       (IRS Employer Number)

                                1624 Tioga Trail
                              Winter Park, FL 32789
                                  (407)650-2723
          (Address and telephone number of principal executive offices)

                                 Joseph I. Emas
                             1224 Washington Avenue
                              Miami Beach, FL 33139
                     Phone: (305)531-1174 Fax: (305)531-1274
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of Each
  Class of                             Proposed       Proposed
 Securities          Number of         Offering        Maximum        Amount of
   to be            Shares to be       Price Per      Aggregate     Registration
 Registered         Registered         Share (2)     Offering (3)      Fee (1)
--------------------------------------------------------------------------------
Common Stock         1,000,000           $.05          $50,000          $5.35
================================================================================
(1)  Registration Fee has been paid via Fedwire.
(2) This is the initial offering and no current trading market exists for our common stock. The price paid for the currently issued and outstanding common stock was valued at $0.005 per share.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.
================================================================================

                                   PROSPECTUS
                          DOMAR EXOTIC FURNISHINGS INC.
                        1,000,000 SHARES OF COMMON STOCK
                                 $.05 PER SHARE

This is the initial offering of common stock of DoMar Exotic Furnishings Inc. and no public market exists for the securities being offered. DoMar Exotic Furnishings Inc. is offering for sale a total of 1,000,000 shares of its common stock on a "self-underwritten", best effort, all-or-none basis. The shares will be offered at a fixed price of $.05 per share for a period of 180 days from the date of this prospectus. There is no minimum number of shares required to be purchased per investor. We intend to open a standard bank checking account to be used only for the deposit of funds received from the sale of shares in this offering. This offering is on a best effort, all-or-none basis, meaning if all shares are not sold and the total offering amount is not deposited by the expiration date of the offering, all monies will be returned to investors, without interest or deduction. See "Use of Proceeds" and "Plan of Distribution".

DoMar Exotic Furnishings Inc. is a development stage, start-up company and currently has no operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, THE RISK FACTORS SECTION, BEGINNING ON PAGE 4.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is current, complete, truthful or accurate. Any representation to the contrary is a criminal offense.

--------------------------------------------------------------------------------
                     Offering          Total
                      Price          Amount of       Underwriting      Proceeds
                    Per Share        Offering        Commissions        to Us
--------------------------------------------------------------------------------
Common Stock           $.05           $50,000            $0             $50,000
--------------------------------------------------------------------------------

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                       Subject to Completion, Dated , 2006

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------


SUMMARY OF PROSPECTUS ....................................................  3
     General Information about Our Company ...............................  3
     The Offering ........................................................  3
RISK FACTORS .............................................................  4
RISKS ASSOCIATED WITH OUR COMPANY ........................................  4
RISKS ASSOCIATED WITH THIS OFFERING ......................................  6
USE OF PROCEEDS ..........................................................  8
DETERMINATION OF OFFERING PRICE ..........................................  8
DILUTION .................................................................  8
PLAN OF DISTRIBUTION .....................................................  9
     Terms of the Offering ............................................... 10
     Procedures for Subscribing .......................................... 10
LEGAL PROCEEDINGS ........................................................ 10
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS ............. 10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ........... 11
DESCRIPTION OF SECURITIES ................................................ 12
INTEREST OF NAMED EXPERTS AND COUNSEL .................................... 13
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION ..................... 13
ORGANIZATION WITHIN THE LAST FIVE YEARS .................................. 13
DESCRIPTION OF OUR BUSINESS .............................................. 14
     Principal Products and Their Markets ................................ 14
     Distribution Methods ................................................ 15
     Status of Any Publicly Announced New Products ....................... 15
     Competition ......................................................... 15
     Sources and Availability of Products ................................ 15
     Dependence on One or a Few Major Customers .......................... 16
     Patents and Trademarks .............................................. 16
     Need for Any government Approval of Principal Products .............. 16
     Government and Industry Regulation .................................. 16
     Research and Development Activities ................................. 16
     Environmental Laws .................................................. 16
     Employees and Employment Agreements ................................. 16
PLAN OF OPERATION ........................................................ 17
OFF BALNCE SHEET ARRANGEMENTS ............................................ 19
DESCRIPTION OF PROPERTY .................................................. 19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ........................... 19
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ................. 19
EXECUTIVE COMPENSATION ................................................... 21
FINANCIAL STATEMENTS ..................................................... 22
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ............................ 22
ADDITIONAL INFORMATION ................................................... 22


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
                          DOMAR EXOTIC FURNISHINGS INC.
                                1624 TIOGA TRAIL
                              WINTER PARK, FL 32789


                              SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," and "our" are to DoMar Exotic Furnishings Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

DoMar Exotic Furnishings Inc. was incorporated in the State of Nevada on March 30, 2006. We were formed to import upholstery-grade cowhides that are dyed and stenciled to appear to be exotic hides such as leopard, tiger cheetah, giraffe and zebra. These will then be used to restore furnishings that we will market and distribute to interior designers. We are a development stage company and have not yet commenced business operations or generated any revenues. We have been issued a "substantial doubt" going concern opinion from our auditors and our only asset is our cash in the bank of $5,000.

Our administrative offices are currently located at the residence of our President, Maureen Doyle Sieck at 1624 Tioga Trail, Winter Park, FL 32789. Beginning August 1, 2006 we will pay $100 per month for the use of the facilities, consisting of a small office and an area used for storage of our inventory. Our fiscal year end is May 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution and Terms of the Offering sections for a more detailed description of the terms of the offering.

Securities Being Offered        1,000,000 Shares of common stock, par value
                                $.001.

Offering Price per Share        $.05

Offering Period                 The shares are being offered for a period not to
                                exceed 180 days, unless extended by our Board of Directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Net Proceeds to Our Company     $44,500

Use of Proceeds                 We intend to use the proceeds to pay for
                                offering expenses and to expand our business operations.

Number of Shares Outstanding
Before the Offering:            1,000,000

Number of Shares Outstanding
After the Offering:             2,000,000

Our officers, directors, control persons and/or affiliates do not intend to purchase any shares in this offering. If the shares in this offering are sold, our executive officers and directors will own 50% of our common stock. Due to the controlling amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions.

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
                                  RISK FACTORS

AN INVESTMENT IN THESE SECURITIES INVOLVES AN EXCEPTIONALLY HIGH DEGREE OF RISK AND IS EXTREMELY SPECULATIVE IN NATURE. IN ADDITION TO THE OTHER INFORMATION REGARDING OUR COMPANY CONTAINED IN THIS PROSPECTUS, YOU SHOULD CONSIDER MANY IMPORTANT FACTORS IN DETERMINING WHETHER TO PURCHASE SHARES. FOLLOWING ARE WHAT WE BELIEVE ARE ALL OF THE MATERIAL RISKS INVOLVED IF YOU DECIDE TO PURCHASE SHARES IN THIS OFFERING.

RISKS ASSOCIATED WITH OUR COMPANY:

OUR OFFICERS AND DIRECTORS CURRENTLY DEVOTE ONLY PART TIME SERVICES TO THE COMPANY AND ARE ALSO INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE THEY MAY HAVE. THIS COULD RESULT IN THEIR INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH NO REVENUES OR PROFITS.

Maureen Doyle Sieck, the President and Director of the company, currently devotes approximately 10 - 20 hours per week to company matters. Scott Sieck, our Secretary, Treasurer and Director, currently devotes approximately 5 - 10 hours per week to company matters. Patricia Mahar, a director of the company, currently devotes 1 - 2 hours per week to company matters. Our business plan does not provide for the hiring of any additional employees until sales will support the expense. Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Mr. and Mrs. Sieck and Mrs. Mahar. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. Both Mr. and Mrs. Sieck intend to limit their roles in their other business activities and devote full time services to DoMar Exotic Furnishings after we attain a sufficient level of revenue and are able to provide officers' salaries. In the event they are unable to fulfill any aspect of their duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated in March 2006; we have not yet commenced our business operations; and we have not yet realized any revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT RECEIVE FUNDING OUR BUSINESS WILL FAIL.

The only cash currently available is the cash paid by our founders for the acquisition of their shares. In the event we do not sell all of the shares and raise the total offering proceeds, we will be unable to fully implement our business plans. We can also not guarantee that anticipated costs will not increase our projected expenses for the year following completion of this offering. Our auditors have expressed substantial doubt as to our ability to continue as a going concern.

WE DO NOT HAVE ANY ADDITIONAL SOURCE OF FUNDING FOR OUR BUSINESS PLANS AND MAY BE UNABLE TO FIND ANY SUCH FUNDING IF AND WHEN NEEDED, RESULTING IN THE FAILURE OF OUR BUSINESS.

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. As a result we do not have an alternate source of funds should we fail to complete this offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this offering, we will be faced with several options:

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
     1.   abandon our business plans, cease operations and go out of business;
     2.   continue to seek alternative and acceptable sources of capital; or
     3.   bring in additional capital that may result in a change of control.

In the event of any of the above circumstances you could lose a substantial part or all of your investment. In addition, there can no be guarantee that the total proceeds raised in this offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable. As a result, you could lose any investment you make in our shares.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

We have not yet restored any furnishings and have not yet generated any revenues from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate revenues is contingent on the success of this offering. There can be no assurance that we will generate revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE CUSTOM FURNISHING INDUSTRY IS HIGHLY COMPETITIVE. IF WE CANNOT PROCURE AND MARKET A DESIRABLE OFFERING OF EXOTIC LEATHER HIDES AND FURNISHINGS THAT THE INTERIOR DESIGNERS AND HOMEOWNERS ARE WILLING PURCHASE, WE WILL NOT BE ABLE TO COMPETE SUCCESSFULLY, OUR BUSINESS MAY BE ADVERSELY AFFECTED AND WE MAY NEVER BE ABLE TO GENERATE ANY REVENUES.

The custom furnishing industry is intensely competitive. We will compete against a number of well-established companies with greater name recognition, a more comprehensive offering of products, and with substantially larger resources than ours; including importing and distribution capabilities. Our competitors include, by way of example, RawHideCompany, Sunland Home Decor and Trophy Room Collections. There can be no assurance that we can compete successfully in this complex and changing market. If we cannot successfully compete in this industry, we may never be able to generate revenues or become profitable. As a result, you may never be able to liquidate or sell any shares you purchase in this offering.

OUR CONTINUED OPERATIONS DEPEND ON THE INTERIOR DESIGNER'S AND HOMEOWNERS' ACCEPTANCE OF OUR EXOTIC LEATHERS AND FURNISHINGS. IF THEY DON'T FIND OUR PRODUCTS DESIRABLE AND WE CANNOT ESTABLISH A RETURNING CUSTOMER BASE, WE MAY NOT BE ABLE TO GENERATE ANY FUTURE REVENUES, WHICH WOULD RESULT IN A FAILURE OF OUR BUSINESS AND A LOSS OF ANY INVESTMENT YOU MAKE IN OUR SHARES.

The ability to procure a line of exotic leathers and furnishings that the interior designers and homeowners are willing to purchase on a recurring basis is critically important to our success. We cannot be certain that the furnishings that we will be offering will be appealing and as a result there may not be any demand for our products and our sales could be limited and we may never realize any revenues. In addition, there are no assurances that if we alter or change our products in the future that the demand for these new offerings will develop and this could adversely affect our business and any possible revenues.

BECAUSE OUR MANAGEMENT HAS NO DIRECT EXPERIENCE IN THE EXOTIC LEATHERS AND RESTORATION INDUSTRY, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

Our officers and directors have no direct experience in the exotic leathers and restoration industry. With no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not take into account standard purchasing, importation, marketing or managerial approaches commonly used in the industry. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

BECAUSE WE DO NOT CURRENTLY HAVE ANY PATENT OR TRADEMARK PROTECTION FOR OUR PROPOSED PRODUCTS, AND WE ARE ALSO UTILIZING LEATHER PRODUCTS AND FURNISHINGS THAT ARE AVAILABLE FOR PURCHASE BY ANYONE, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We currently have no patents or trademarks for our planned products or brand name. If business operations become established, we may seek such protection, however, we currently have no plans to do so. Since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our products or marketing materials. Any encroachment upon

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
our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Any such infringement, litigation or adverse proceeding resulting from such, could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

BECAUSE WE WILL BE IMPORTING OUR LEATHER FROM A FOREIGN COUNTRY, OUR BUSINESS WILL BE SUBJECT TO FOREIGN CURRENCY FLUCTUATIONS AND RISKS WHICH COULD SEVERELY IMPACT OUR REVENUES AND RESULTS OF OPERATIONS.

Our bank account is in U.S. Dollars and is held in a U.S. bank, but we will be purchasing the leathers for our business from around the globe. We expect our initial cowhides to be imported from Argentina. Argentina benefits from rich natural resources, a highly literate population, an export-oriented agricultural sector, and a diversified industrial base. Over the past decade, however, the country has suffered problems from inflation, external debt, capital flight, and budget deficits. If in the future the exchange rate for the Argentine Peso fluctuates substantially this could cause us exposure to exchange rate risk as our profits would then be subject to exchange rate fluctuations. We would face the same risk of currency fluctuations when importing from other countries as well.

RISKS ASSOCIATED WITH THIS OFFERING:

THE SHARES BEING OFFERED ARE DEFINED AS "PENNY STOCK", THE RULES IMPOSED ON THE SALE OF THE SHARES MAY AFFECT YOUR ABILITY TO RESELL ANY SHARES YOU MAY PURCHASE, IF AT ALL.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this offering in the public markets. See the Plan of Distribution section on page 11.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officers and directors, who will receive no commissions. They will offer the shares to their friends, relatives, acquaintances and business associates; however, there is no guarantee that they will be able to sell any of the shares. In the event all of the shares are not sold before the expiration date of the offering, all the funds we receive will be promptly returned to the investors, without interest or deduction.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on

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the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between DoMar Exotic Furnishings, nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $.05 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be $.027 per share, $.023 less than what you paid for them.

THERE IS NO GUARANTEE ALL OF THE FUNDS WILL BE USED AS OUTLINED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account until all shares are sold and the offering is closed, at which time, the proceeds will be transferred to our business operating account. We have committed to use the proceeds raised in this offering for the uses set forth in the proceeds table. However, certain factors beyond our control, such as increases in certain costs, could result in the company being forced to reduce the proceeds allocated for other uses in order to accommodate these unforeseen changes. The failure of our management to use these funds effectively could result in unfavorable returns. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

OUR DIRECTORS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our executive officers and directors will own 50% of our common stock. Due to the amount of their share ownership, they will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Their interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated $5,500 cost of this Registration Statement to be paid from the proceeds of the offering. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


SCOTT SIECK, ONE OF OUR OFFICERS AND DIRECTORS, IS CURRENTLY THE SOLE OFFICER AND DIRECTOR OF A PUBLIC COMPANY THAT IS DELINQUENT IN ITS REPORTING OBLIGATIONS.

On March 1, 2006, Scott Sieck was appointed the sole officer of Opus Communities, a publicly traded company quoted on the NQB Pink Sheets under the symbol OPUC . On March 17, 2006, he was appointed the sole member of the board of directors. Prior to Mr. Sieck becoming the sole officer and director, the business of the company had failed and Opus Communities had become delinquent in its reporting obligations under Section 13(a) of the Securities Exchange Act of 1934. Mr. Sieck accepted the positions in the company in an attempt to


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reorganize the company and bring it current in its regulatory filings, these efforts are currently ongoing. There is the risk that we may fail to remain compliant with our reporting requirements, in a similar way as Opus Communities has not remained in compliance, which could result in our being ineligible for quotation on the OTCBB. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. If we are unable to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.


                                 USE OF PROCEEDS

Assuming we are able to sell all of the shares and complete the offering, which we can't guarantee, the gross proceeds to us will be $50,000. We expect to disburse those proceeds in the priority set forth below, during the first 12 months following successful completion of this offering:

     Total Proceeds                             $50,000
     Less: Estimated Offering Expenses            5,500
                                                -------
     Net Proceeds to company                    $44,500
                                                -------
     Rent and Utilities                           1,200
     Inventory                                   22,500
     Advertising and Marketing                    7,500
     Office Equipment                             2,000
     Accounting and Legal                         5,000
     Office and Administration                    2,000
     Working Capital                              4,300
                                                -------
     Total Net Proceeds                         $44,500
                                                =======

                         DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our cash on hand and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

                                    DILUTION

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of May 31, 2006, the net tangible book value of our shares was $4,660 or approximately $.005 per share, based upon 1,000,000 shares outstanding.

Upon completion of this Offering, but without taking into account any change in the net tangible book value after completion of this Offering other than that resulting from the sale of the shares and receipt of the total proceeds of $50,000, the net tangible book value of the 2,000,000 shares to be outstanding will be $54,660, or approximately $.027 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (1,000,000 shares) will be increased by $.023 per share without any additional investment on their part. The purchasers of Shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $.05 per Share) of $.023 per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $.027 per share, reflecting an immediate reduction in the $.05 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $5,000, or $.005 per Share. Upon completion of the offering, the purchasers of the Shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $50,000, or $.05 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to May 31, 2006:

Price Paid per Share by Existing Shareholders             $ .005
Public Offering Price per Share                           $ .05
Net Tangible Book Value Prior to this Offering            $ .005
Net Tangible Book Value After Offering                    $ .027
Increase in Net Tangible Book Value per Share
 Attributable to cash payments by new purchasers          $ .023
Immediate Dilution per Share to New Investors             $ .023

The following table summarizes the number and percentage of shares purchased the amount and percentage of consideration paid and the average price per share paid by our existing stockholders and by new investors in this offering:

                                    Total
                  Price           Number of        Percent of      Consideration
                Per Share        Shares Held       Ownership           Paid
                ---------        -----------       ---------           ----
Existing
Stockholders      $ .005          1,000,000           50%             $ 5,000

Investors in
This Offering     $ .05           1,000,000           50%             $50,000

                              PLAN OF DISTRIBUTION

There is currently no market for any of our shares and we can provide no assurance that the shares offered will have a market value or that they can be resold at the offering price. We can also provide no assurance when an active secondary market might develop, or that a public market for our securities may be sustained even if it is developed.

We plan to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board (OTCBB) immediately following the effectiveness of this Registration Statement. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. We do not know how long this process will take and we cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between DoMar Exotic Furnishings, nor anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

This is a self-underwritten offering. This prospectus is part of a prospectus that permits our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Our officers and directors will sell the shares and intend to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers and directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

     a. Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,

     b. Our officers and directors will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

     c. Our officers and directors are not, nor will be at the time of their participation in the offering, an associated person of a broker-dealer; and

     d. Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers, directors, control persons and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The Shares will be sold at the fixed price of $.05 per Share until the completion of this offering. There is no minimum amount of subscription required per investor.

This offering will commence on the date of this prospectus and continue for a period of 180 days, unless we extend the offering period for an additional 90 days, or unless the offering is completed or otherwise terminated by us (the "Expiration Date").

This is a "best efforts", "all or none" offering and, as such, we will not be able to spend any of the proceeds unless and until all shares are sold and all proceeds are received. We intend to hold all monies collected for subscriptions in a separate bank account until the total amount of $50,000 has been received. At that time, the funds will be transferred to our business account for use in the implementation of our business plans. In the event the offering is not sold out prior to the Expiration Date, all monies will be returned to investors, without interest or deduction.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds made payable to DoMar Exotic Furnishings Inc.

                                LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of our officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of our officers and directors is set forth below:

Name and Address                    Age                Position(s)
----------------                    ---                -----------
Maureen Doyle Sieck (1)              58            President, CEO and
1624 Tioga Trail                                   Chairman of the Board
Winter Park, FL  32789

Scott Sieck (1)                      48            Treasurer, CFO,
1624 Tioga Trail                                   Secretary and Director
Winter Park, FL  32789

Patricia Mahar                       68            Director
100 S. Interlachen Avenue
Winter Park, FL  32789

----------
(1)  Maureen Doyle Sieck and Scott Sieck are married.

The persons named above have held their offices/positions since inception of our Company and are expected to hold said offices/positions until the next annual meeting of our stockholders. The officers and directors are our only officers, directors, promoters and control persons.

BACKGROUND INFORMATION ABOUT OUR OFFICERS AND DIRECTORS

MS. MAUREEN DOYLE SIECK has been President, CEO and Chairman of the Board of Directors of the company since inception. She has been a homemaker for the last 30 years, with the exception of working as a freelance photographer for the Florida Catholic Newspaper. She has been an avid interior designer and antique furnishing aficionado for friends and associates.


MR. SCOTT SIECK has been the Treasurer, CFO, Secretary and a Director of our company since inception. From March 2006 to the present, Mr. Sieck has acted as an officer and director of Opus Communities Inc., a publicly traded company quoted on the NQB Pink Sheets under the symbol OPUC. On March 1, 2006, Scott Sieck was appointed the sole officer of Opus Communities, including the offices of Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer. On March 17, 2006, he was appointed the sole member of the board of directors. Prior to Mr. Sieck becoming the sole officer and director, the business of the company had failed and Opus Communities was delinquent in its reporting obligations under Section 13(a) of the Securities Exchange Act of 1934. Mr. Sieck accepted the positions in the company in an attempt to reorganize the company and bring it current in its regulatory filings, these efforts are currently ongoing. As of the date of this prospectus Opus Communities remains in default. From 2000 to present, Mr. Sieck has been self employed as a day trader, managing his own investment portfolio. Mr. Sieck holds a Bachelor of Arts Degree from Penn State University and Graduate Masters work at Johns Hopkins University in Baltimore, Maryland.


MRS. PATRICIA MAHAR has been a Director of our company since inception. Mrs. Mahar has been retired since 1995, prior to that she worked as a Senior Project Manager with Lockheed Martin. Mrs. Mahar earned a Bachelor of Arts degree from Rollins College, Winter Park, FL.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what such ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholders listed below have direct ownership of their shares and possess sole voting and dispositive power with respect to the shares.

                                No. of        No. of
                                Shares        Shares     Percentage of Ownership
Name and Address                Before        After         Before       After
Beneficial Owner               Offering      Offering      Offering    Offering
----------------               --------      --------      --------    --------
Maureen Doyle Sieck             500,000       500,000        50%        25%
1624 Tioga Trail
Winter Park, FL  32789

Scott Sieck                     500,000       500,000        50%        25%
1624 Tioga Trail
Winter Park, FL  32789

Patricia Mahar                        0             0         0%         0%
100 S. Interlachen Avenue
Winter Park, FL  32789

All Officers and
 Directors as a Group         1,000,000     1,000,000       100%        50%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 1,000,000 shares have been issued to the existing stockholders, all of which are held by our officers and directors and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholders (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.

Our principal shareholders do not have any existing plans to sell their shares at any time after this offering is complete.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (ii) are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, the present stockholders will own 50% of our outstanding shares and the purchasers in this offering will own 50%.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our financial statements for the period from inception to the year ended May 31, 2006 included in this prospectus have been audited by Armando C. Ibarra, Certified Public Accountants, 371 E Street, Chula Vista, CA 91910. We include the financial statements in reliance on their reports, given upon their authority as experts in accounting and auditing.

Joseph I. Emas, 1224 Washington Avenue, Miami Beach, FL 33139, has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

            DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                           SECURITIES ACT LIABILITIES

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

DoMar Exotic Furnishings was incorporated in Nevada on March 30, 2006. At that time Maureen Doyle Sieck, Scott Sieck and Patricia Mahar were named as Directors. Maureen Doyle Sieck was appointed as President and Principal Executive Officer, Scott Sieck as Secretary, Treasurer and Principal Accounting and Financial Officer and the board of directors voted to seek capital and begin development of our business plan. Our business plan is to import upholstery-grade cowhide that is dyed to appear to be exotic hides such as leopard, tiger and zebra. These will then be used to restore furnishings that we will market and distribute to interior designers. We are a development stage company and have not yet commenced business operations or generated any revenue. We received our initial funding of $5,000 through the sale of common stock to Mr. and Mrs. Sieck who each purchased 500,000 shares of our Common Stock at $0.005 per share on March 30, 2006.

                             DESCRIPTION OF BUSINESS

PRINCIPAL PRODUCTS AND THEIR MARKETS

Our principal products will be upholstery-grade cowhides that are dyed and stenciled to appear to be exotic hides such as leopard, tiger cheetah, giraffe and zebra. These will then be used to restore furnishings that we will market and distribute to interior designers. The base furniture will be unique pieces with heritage and quality. Most of the pieces will be antique but we will not limit ourselves to such. Each piece will be chosen with the view of it being a conversational accent piece. This would include chairs, sofas, ottomans and benches.

Stenciled cowhides have gained popularity over the past few years as furs from larger spotted cats, such as jaguar, leopard, snow leopard, clouded leopard, cheetah and tiger cannot legally be brought into the United States. (U.S. Fish & Wildlife Service - www.fws.gov). Exotic stenciled hair-on cowhides are virtually indistinguishable from the real thing, yet they do not have an negative impact on an already endangered species.

We intend to initially secure hides from Argentina. Argentina is known to produce some of the finest quality cowhides in the world. Natural Argentinean cowhides are soft, supple, beautiful and unique by nature, as no two hides are exactly the same. We will continue to research and evaluate cowhides produced elsewhere, including the United States, for quality and competitive pricing.

There are two types of tanning for cowhide - vegetable tanning and chromium tanning. Chromium tanning produces a softer, better quality cowhide which is suitable for furniture upholstery. All the hides we will use will be chrome tanned for extra durability and to minimize hair loss. Chrome-tanned hides also do not have the unpleasant smell typically associated with vegetable tanning

Cowhides average approximately 35-50 square feet, which is in the 6x6 foot to 7x7 foot range. The skins are stenciled and dyed at the tannery. The stenciling process varies, but it is not unusual for a tannery to bleach a brown hide for use in making, by way of example, a zebra pattern. Almost all the hides used for exotic prints will have a normal amount of shading, speckling and patching that all cowhides have, making each stenciled piece unique and will also look like most the animals look in nature. The intended usage is a factor when considering pattern matches and square yardage required to properly finish a piece of furniture.

Utilizing the cowhide with exotic stenciling adds a new life and new look to the furnishings. The exotic touch of Asia and Africa can do a lot to spice up a room. Asian and African inspiration is currently experiencing a design renaissance. A part of African design stems from European colonists. Many colonial homes included a selection of traditional wood furnishings accented with exotic hides. This is the niche market we tend to emulate, adding a bit of pizzazz to a piece of good quality antique furniture.

In order to produce the high quality custom-designed pieces we will focus on one project at a time, taking customer service, attention to detail and personal attention to a new level. We will be responsible for selecting all the upholstery supplies to be used in each piece, including threading, staples, grommets, etc. in order to achieve the look the decorator is seeking.

The cost of each piece will incorporate many elements; the quality of craftsmanship including the amount of labor required by the piece, cost of the base piece of furniture, and the cost of the hide. The finished pieces are all one-of-a-kind, designed for a specific application and as such demand pricing commensurate with the materials and labor. We will serve as a facilitator interacting with our client's demands and securing all the elements necessary to produce a finished piece. Generally skins range in price from $200 to $400. As an example the cost of an ottoman would be 1 skin $200, base ottoman $100, re-upholstery labor $150 for a total cost of $450. A typical retail price for the ottoman would be $750 - $1200.

We are currently investigating suppliers for the hides. We will order sample hides from 2 or 3 suppliers to determine who can provide us with the best quality hides at the most competitive prices. We have not yet selected specific suppliers but may consider the following companies: Merco Export, Perfect Hides or Allargentinas. The furnishings we will use for our consignment pieces will be sourced from antique stores, estate sales or possibly online sites such as eBay.com. The upholstery supplies are readily available from upholstery wholesalers such as diyupholstery.com and fabricandfoam.com.

DISTRIBUTION METHODS

We initially plan to market and distribute our pieces to interior designers, architects, builders and interior design consignment stores. We also plan to attend and display at two industry trade shows and establish a website to sell our products on the internet.

Typically interior designers seek our type of furnishings for accent. In some cases the piece of furniture may be specified by the customer either in general dimensions or style or they may provide us with the piece which we will then refurbish and recover.

We also intend to construct and refinish generally "in-demand" pieces for resale in consignment stores. Consignment costs vary and typically involve a reserve pricing structure. This allows the consignment shop to price according to their clientele while preserving a reserve/value price to us. We expect to maintain a gross margin on each piece ranging from 50-150% due in part to the customized service we will provide.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCTS

We have not publicly announced any new products.

COMPETITION

The furnishings industry is intensely competitive and fragmented. We will compete against other small companies like ours, as well as large companies that have a similar business and large marketing companies, importers and distributors that sell products similar to or competitive with ours. Examples of national companies with whom we compete include RawHideCompany, Sunland Home Decor and Trophy Room Collections.

We believe that our competitive strengths will consist of the quality of the base materials, unique designs, careful hand-crafting, and the ability to do custom work. We also feel that we can compete in this niche market by being a "one-stop" solution for the interior designer who typically has many responsibilities at hand and securing a one source solution to a single element of their task is a value added service feature. Although there are many companies that import South American cowhides there are very few, if any, who work directly with interior designers to re-upholster custom pieces. We will also compete with companies that do import exotic hides which are not illegal in the United States, such as zebra or giraffe, however these are considerably more expensive than the stenciled cowhides. Based on our market pricing research, we plan to price our pieces competitively against comparable products of similar grade. While conducting our research we were able to find a few companies that specialized in importing upholstery-grade cowhides but were unable to find any that compete directly with us in providing custom specialty pieces to interior decorators.

SOURCES AND AVAILABILITY OF PRODUCTS

We intend to initially secure our cowhides from Argentina. Argentina is known to produce some of the finest quality cowhides in the world. Natural Argentinean cowhides are soft, supple, beautiful and unique by nature, as no two hides are exactly the same. We will continue to research and evaluate cowhides produced elsewhere, including the United States for quality and competitive costing. We will source the materials from proven merchant exporters.

We will source the furnishings from estate sales, antique stores and auctions and will concentrate on accent pieces such as ottomans, chairs, sofas and benches. The upholstery supplies are readily available from local upholstery wholesalers or online from diyupholstery.com and fabricandfoam.com. We will also be responsible for identifying and working with the subcontractors to do the re-upholstery. We do not currently have any long-term agreements in place for the supply of the materials or furnishings. We will continually source new materials from other suppliers who may produce materials of higher quality or similar materials that are lower priced.

We will be responsible for the purchase of the hides and the accent furnishings but the re-upholstery will be done by sub-contractors. This will enable us to operate with low overhead, without requiring a large amount of working capital, and also ensure quality control. Further, we recognize that, if we grow, we may require additional employees or contractors.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We feel that, because of the potential wide base of customers for our products, there will be no problem with dependence on one or few major customers.

PATENTS AND TRADEMARKS

We believe our products to be unique. We currently have no patents or trademarks for our products or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our products, product information and sales mechanics. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Any litigation or adverse proceeding resulting from such could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS

We do not require any government approval for the manufacturing or distribution of any of our products. Our current suppliers comply with all import regulations relating to bringing the cowhides into the United States. As we only purchase the hides in small quantities, two to five hides at a time, we do not anticipate import restrictions and quotas to have any adverse effect on our business.

We are subject to regulation by the World Trade Organization. Generally, these international trade agreements benefit our business rather than burden it because they tend to reduce trade quotas, duties, taxes and similar impositions. However, import regulations could always adversely change for us, by the U.S. government imposing or increasing quotas, duties and taxes, limiting the amount of products we can import or making our goods less competitive compared to domestic products.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to federal laws and regulations that relate directly or indirectly to our operations including securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date.

ENVIRONMENTAL LAWS

Our operations are not subject to any environmental laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have two employees, both of which are our executive officers, Maureen Doyle Sieck and Scott Sieck. Maureen Doyle Sieck devotes 10 - 20 hours per week to our business and currently is responsible for sourcing suppliers for materials, contacting interior designers and sub-contractors for the re-upholstering. If the demand for our products exceeds our capacity for production, we believe the revenue generated will enable us to hire production staff. Scott Sieck devotes approximately 5 - 10 hours a week on company organization, laying out future marketing and sales plans. There are no formal employment agreements between the company and our current employees.

                                PLAN OF OPERATION

We have generated no revenues since inception and have incurred $340 in expenses as of May 31, 2006.

The following table provides selected financial data about our company for the period from the date of incorporation through May 31, 2006. For detailed financial information, see the audited financial statements included in this prospectus.

                 Balance Sheet Data:                 05/31/06
                 -------------------                 --------
                 Cash                                $ 5,000
                 Total assets                        $ 5,000
                 Total liabilities                   $   340
                 Shareholders' equity                $ 4,660

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. To date, we have never had any discussions with any possible acquisition candidate nor have we any intention of doing so. We expect that we will only be able to complete the first three months of our business plan without additional funds. In order to fully implement our business plan for the remaining nine months we would require $39,500. If we are unable to receive funding from this offering we would postpone our cost-intensive plans such as extra inventory, trade shows and advertising while we investigate alternative funding. Our directors have verbally agreed to loan the company funds to complete the registration process and continue operations in a limited scenario until sales will support operations, but we will require full funding to implement our complete business plan. We currently have no plans to hire additional employees in the next twelve months unless sales are sufficient to cover the cost.

PROPOSED MILESTONES TO IMPLEMENT BUSINESS OPERATIONS

The following criteria for the milestones are based on management's estimates only. The number of pieces we plan to have for our inventory and the other projected milestones are approximations only and subject to adjustment based on costs and needs. In addition to the monthly expense amounts budgeted we have set aside $4,300 in working capital.

AUGUST 2006:

We will conduct further research into the specialty hides and furniture making production, including use of grades, color and patterns. We will research further suppliers for all materials. We will place orders for initial hide inventories for prototypes pieces. Maureen Sieck, one of our directors, will conduct competitive market research, by visiting trade shows, specialty furniture stores and internet research. We will purchase several unique furniture pieces of high quality for restoration and recovering. We will register a domain name for our corporate website which will be used for future marketing purposes. Sufficient capital exists to reach planned operational milestones. Budget: Rent $100, Inventory $2,500, Office & Administration $150 - Total $2,750

SEPTEMBER 2006:

Scott Sieck will design a corporate web site listing any existing inventory or prospective inventory plus pre-market emphasis to the trade, i.e. interior decorators, architects etc. Sufficient capital exists to reach planned operational milestones. Budget: Rent $100, Office & Administration $150, Accounting & Legal $1,000 - Total $1,250

OCTOBER 2006:

Maureen Sieck will continue modifying and coordinating production of our prototype pieces based on consumer response in order to further test market our proposed products. We plan on conducting further research over the internet regarding other companies that market and sell similar products. The results of this research will be used to help design our brochures and corporate website. Sufficient capital exists to reach planned operational milestones. Budget: Rent $100, Office & Administration $150 - Total $250

NOVEMBER 2006:

Maureen Sieck will take product photographs for our corporate website and brochures using our prototypes which should be finalized by then. Scott Sieck will complete the design and launch our corporate website as well as complete our advertising brochures. We will purchase a laser jet printer to print our brochures. We will place orders for additional hide and furniture inventories. SB-2 funding is a prerequisite for continued operations. Budget: Rent $100, Inventory $3,000, Advertising & Marketing $750, Office Equipment $2,000, Office & Administration $150 - Total $6,000

DECEMBER 2006:

Scott Sieck will optimize our website in search engines with keywords and links. Maureen Sieck will begin to produce and ship products to any online customers and continue contact with local consignment sales outlets and interior decorators. We will continue to produce and distribute our brochures. SB-2 funding is a prerequisite for continued operations. Rent $100, Advertising and Marketing $500, Accounting & Legal $1,000, Office & Administration $150 - Total $1,750

JANUARY 2007:

We will continue to produce our specialty pieces and purchase additional hide and furniture inventory. Maureen Sieck plans to expand our local exposure by sending our brochures to specialty home and furniture retailers in our target markets. SB-2 funding is a prerequisite for continued operations. Budget: Rent $100, Inventory $2,000, Advertising & Marketing $250, Office & Administration $150 - Total $2,500

FEBRUARY 2007:

Maureen Sieck will print additional product brochures to be used at the upcoming trade shows in March and April. Additional inventory of hides and furniture will also be purchased for display and sale at the trade shows. SB-2 funding is a prerequisite for continued operations. Budget: Rent $100, Inventory $3,500, Advertising & Marketing $500, Office & Administration $150 - Total $4,250

MARCH 2007:

We plan to attend and display our furnishings at the Home Design and Remodeling Show at the Miami Beach Convention Center on March 23-26. The rental of a 20' x 10' booth is $1,495. Two of our directors will be responsible for setting up and manning the booth. To support internet store sales and company exposure, keyword advertising campaigns will be conducted by Scott Sieck via Google and other online outlets. SB-2 funding is a prerequisite for continued operations. Budget:
Rent $100, Inventory & Supplies $3,500, Advertising & Marketing $2,500, Accounting & Legal $1,000, Office & Administration $150 - Total $7,250

APRIL 2007:

We plan to attend and display our furnishings at the West Miami Home Show at the Sunshine Pavilion Fair & Expo Center on April 27-29. The rental of a 10' x 30' booth is $1,875. Two of our directors will be responsible for setting up and manning the booth. SB-2 funding is a prerequisite for continued operations.
Budget: Rent $100, Inventory & Supplies $2,000, Advertising & Marketing $3,000, Office & Administration $200, - Total $5,300

MAY 2007:

We will continue to purchase new hides and furnishing pieces and production will be on an on-going basis to fill demand and build a supply of readily available inventory. We will continue to network with interior designers and place our furnishings in furniture stores on a consignment basis. SB-2 funding is a prerequisite for continued operations. Budget: Rent $100, Inventory & Supplies $2,000, Office & Administration $200 - Total $2,300

JUNE 2007:

Follow-up communication with existing customer base will be done via e-mail and/or phone. SB-2 funding is a prerequisite for continued operations. Budget:
Rent $100, Inventory & Supplies $2,000, Accounting & Legal $2,000, Office & Administration $200 - Total $4,300

JULY 2007:

We plan to continue expansion of wholesale outlets for the custom pieces in Canada and the U.S. through direct marketing and consignment. SB-2 funding is a prerequisite for continued operations. Budget: Rent $100, Inventory & Supplies $2,000, Office & Administration $200 - Total $2,300

                         OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

                             DESCRIPTION OF PROPERTY

We do not own any property. We are currently operating out of the residence of our President, Maureen Doyle Sieck at 1624 Tioga Trail, Winter Park, FL while we are in the organizational stage. Beginning August 1, 2006 we will pay $100 per month for the use of the facilities, consisting of a small office and an area used for storage of our inventory. We consider the premises adequate until our sales increase to a point that will allow us to secure office space.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In March 2006, 500,000 shares were issued to Maureen Doyle Sieck, an officer and director and 500,000 shares were issued to Scott Sieck, an officer and director, in exchange for $.005 per share, or a total of $5,000 in cash.

Maureen Doyle Sieck, an officer and director, and Scott Sieck an officer and director are married.

Beginning August 1, 2006 the company will pay $100 per month to Ms. Sieck for the use of a small office and an area used for storage of our inventory in her home.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock. Following completion of this offering, we intend to contact a market maker to file an application on our behalf to have our common stock listed for quotation on the Over-the-Counter Bulletin Board.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which:

     -- contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     -- contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of the Securities Act of 1934, as amended;
     -- contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
     -- contains a toll-free telephone number for inquiries on disciplinary actions;
     -- defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     -- contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

     -    the bid and offer quotations for the penny stock;
     - the compensation of the broker-dealer and its salesperson in the transaction;
     - the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     - monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REGULATION M

Our officers and directors, who will offer and sell the Shares, are aware that they are required to comply with the provisions of Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the officers and directors, sales agents, any broker-dealer or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

As an exception to these rules, an underwriter may engage in transactions effected in accordance with Regulation M that are intended to stabilize, maintain or otherwise affect the price of our common stock. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M. Over-allotments occur when an underwriter sells more shares than it purchases in an offering. In order to cover the resulting short position, the underwriter may exercise the over-allotment option described above. Additionally, an underwriter may engage in syndicate covering transactions. Syndicate covering transactions are bids for or purchases of stock on the open market by the underwriter in order to reduce a short position incurred by the underwriter on behalf of the underwriting syndicate. There is no contractual limit on the size of any syndicate covering transaction. Stabilizing transactions consist of bids or purchases made by an underwriter for the purpose of preventing or slowing a decline in the market price of our securities while the offering is in progress. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the common stock originally sold by the underwriter was later repurchased by the underwriter and therefore was not effectively sold to the public by such underwriter.

We have not and do not intend to engage the services of an underwriter in connection with the offer and sale of the shares in this offering.

In general, the purchase of a security to stabilize or to reduce a short position could cause the price of the security to be higher than it might otherwise be. Sales of securities by us or even the potential of these sales could have a negative effect on the market price of the shares of common stock offered hereby.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

The stock transfer agent for our securities is Signature Stock Transfer, 14675 Midway Road #221, Dallas, TX 75244 (972)788-4193.

                             EXECUTIVE COMPENSATION

Currently, none of our officers and/or directors are being compensated for their services during the development stage of our business operations.

The officers and directors are reimbursed for any out-of-pocket expenses they incur on our behalf. In addition, in the future, we may approve payment of salaries for our officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health insurance, life insurance or any other benefits available to our employees.

In addition, none of our officers, directors or employees are party to any employment agreements.

                           SUMMARY COMPENSATION TABLE

                                      Annual Compensation       Long-Term Comp.
                                  --------------------------   ----------------
                                                      Other
Name and                                              Annual
Position(s)                Year   Salary    Bonus     Comp.    Awards    Payouts
-----------                ----   ------    -----     -----    ------    -------
Maureen Doyle Sieck        2006    None      None      None     None       None
President, CEO & Director

Scott Sieck                2006    None      None      None     None       None
Treasurer, CFO,
Secretary & Director

Patricia Mahar             2006    None      None      None     None       None
Director

                              FINANCIAL STATEMENTS

Our fiscal year end is May 31. We intend to provide annual reports, including audited financial statements prepared by an Independent Certified Public Accountant, to our stockholders. Our financial statements for the period from inception to the year ended May 31, 2006, audited by Armando C. Ibarra, Certified Public Accountants, immediately follow.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

None.

                             ADDITIONAL INFORMATION

We are filing this registration statement on form SB-2 under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. For further information with respect to our company and this offering, we refer you to the registration statement and exhibits filed as part of it. You may inspect the registration statement, including the exhibits thereto, without charge at the Public Reference Room of the Commission at 100 F Street, Washington, D.C. 20549. You may obtain copies of all or any portion of the registration statement from the Public Reference Room of the Commission at 100 F Street, Washington, D.C. 20549, upon payment of the prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. You may also access such material electronically by means of the Commissions home page on the Internet at http://www.sec.gov. Descriptions contained in this prospectus as to the contents of a contract or other document filed as an exhibit to the registration statement are not necessarily complete and each such description is qualified by reference to such contract or document.

                                ARMANDO C. IBARRA
                          Certified Public Accountants
                           A Professional Corporation


Armando C. Ibarra, C.P.A.                   Members of the California Society of
                                            Certified Public Accountants
Armando Ibarra, Jr., C.P.A., JD             Members of the of American Institute
                                            of Certified Public Accountants
                                            Registered with the Public Company
                                            Accounting Oversight Board

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
DoMar Exotic Furnishings, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of DoMar Exotic Furnishings, Inc. (A Development Stage Company) as of May 31, 2006, and the related statements of operations, changes in stockholders' equity, and cash flows for the year then ended and for the period of March 30, 2006 (inception) to May 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United Stated). These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of May 31, 2006, and the results of its operations and its cash flows for the year then ended and for the period of March 30, 2006 (inception) to May 31, 2006, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is currently in the development stage. Because of the Company's current status and limited operations there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to its current status are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Armando C. Ibarra, CPA
--------------------------------
Armando C. Ibarra, CPA

Chula Vista, Ca.
June 30, 2006

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                                 Balance Sheet
--------------------------------------------------------------------------------

                                                                       As of
                                                                    May 31, 2006
                                                                    ------------
                                     ASSETS

CURRENT ASSETS
  Cash                                                                 $ 5,000
                                                                       -------
TOTAL CURRENT ASSETS                                                     5,000
                                                                       -------

                                                                       $ 5,000
                                                                       =======

                       LIABILITIES & STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts Payable                                                     $   340
                                                                       -------
TOTAL CURRENT LIABILITIES                                                  340

TOTAL LIABILITIES                                                          340

STOCKHOLDERS' EQUITY
  Common stock, ($0.001 par value, 75,000,000 shares
   authorized; 1,000,000 shares issued and outstanding
   as of May 31, 2006                                                    1,000
  Additional paid-in capital                                             4,000
  Deficit accumulated during development stage                            (340)
                                                                       -------
TOTAL STOCKHOLDERS' EQUITY                                               4,660
                                                                       -------

      TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                         $ 5,000
                                                                       =======

                       See Notes to Financial Statements

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                             Statement of Operations
--------------------------------------------------------------------------------

                                                                 March 30, 2006
                                                                   (inception)
                                                                     through
                                                                  May 31, 2006
                                                                  ------------

REVENUES
  Revenues                                                        $        --
                                                                  -----------
TOTAL REVENUES                                                             --

GENERAL & ADMINISTRATIVE EXPENSES                                         340
                                                                  -----------
TOTAL GENERAL & ADMINISTRATIVE EXPENSES                                  (340)
                                                                  -----------

NET INCOME (LOSS)                                                 $      (340)
                                                                  ===========

BASIC EARNINGS PER SHARE                                          $     (0.00)
                                                                  ===========
WEIGHTED AVERAGE NUMBER OF
 COMMON SHARES OUTSTANDING                                          1,000,000
                                                                  ===========

                       See Notes to Financial Statements

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                  Statement of Changes in Stockholders' Equity
              From March 30, 2006 (Inception) through May 31, 2006
--------------------------------------------------------------------------------

                                                                          Deficit
                                                                        Accumulated
                                              Common      Additional      During
                                Common        Stock        Paid-in      Development
                                 Stock        Amount       Capital         Stage        Total
                                 -----        ------       -------         -----        -----
BALANCE, MARCH 30, 2006               --     $    --       $   --        $    --       $    --

Stock issued for cash on
 March 30, 2006 @ $0.005
 per share                     1,000,000       1,000        4,000                        5,000

Net loss,  May 31, 2006                                                     (340)         (340)
                              ----------     -------       ------        -------       -------

BALANCE, MAY 31, 2006          1,000,000     $ 1,000       $4,000        $  (340)      $ 4,660
                              ==========     =======       ======        =======       =======

                       See Notes to Financial Statements

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                             Statement of Cash Flows
--------------------------------------------------------------------------------

                                                                  March 30, 2006
                                                                    (inception)
                                                                      through
                                                                   May 31, 2006
                                                                   ------------

CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                                   $  (340)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:                             --
  Changes in operating assets and liabilities:
    Accounts Payable                                                      340
                                                                      -------
       NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                 --

CASH FLOWS FROM INVESTING ACTIVITIES

       NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                 --

CASH FLOWS FROM FINANCING ACTIVITIES
  Issuance of common stock                                              1,000
  Additional paid-in capital                                            4,000
                                                                      -------
       NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES              5,000
                                                                      -------

NET INCREASE (DECREASE) IN CASH                                         5,000

CASH AT BEGINNING OF PERIOD                                                --
                                                                      -------

CASH AT END OF YEAR                                                   $ 5,000
                                                                      =======

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:
  Interest                                                            $    --
                                                                      =======
  Income Taxes                                                        $    --
                                                                      =======

                       See Notes to Financial Statements

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2006


NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

DoMar Exotic Furnishings Inc. (the Company) was incorporated under the laws of the State of Nevada on March 30, 2006. The Company was formed to engage in the acquisition and refinishing of aged furniture using exotic materials and then reselling it through interior decorators, high-end consignment shops and online sales.

The Company is in the development stage. Its activities to date have been limited to capital formation, organization and development of its business plan. The Company has not commenced operations.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a May 31, year-end.

B. BASIC EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share", which specifies the computation, presentation and disclosure requirements for earnings
(loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective March 30, 2006 (inception).

Basic net loss per share amounts is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted earnings per share are the same as basic earnings per share due to the lack of dilutive items in the Company.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D. USE OF ESTIMATES AND ASSUMPTIONS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

E. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS:

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs - an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that "... under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges..." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending November 30, 2006. Management believes that the adoption of this Statement will not have any immediate material impact on the Company.

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS:

In December 2004, the FASB issued SFAS No. 152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS
152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 13 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending November 30, 2006. The Company believes that the implementation of this standard will not have a material impact on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No. 107 (SAB 107) which provides guidance regarding the interaction of SFAS 123 (R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123 (R) `s implementation challenges for registrants and enhance the information investors receive.

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS:

In March 2005, the FASB issued FIN 47, Accounting for Conditional Asset Retirement Obligations, which clarifies that the term `conditional asset retirement obligation' as used in SFAS 143, Accounting for Asset Retirement
Obligations, refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value can be reasonably estimated. FIN 47 is effective no later than the end of the fiscal year ending after December 15, 2005. The Company does not believe that FIN 47 will have a material impact on its financial position or results from operations.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal year beginning after December 15, 2005.

NOTE 3. GOING CONCERN

The accompanying financial statements are presented on a going concern basis. The Company had no operations during the period from March 30, 2006 (inception) to May 31, 2006 and generated a net loss of $340. This condition raises substantial doubt about the Company's ability to continue as a going concern. Because the Company is currently in the development stage and has minimal expenses, management believes that the company's current cash of $5,000 is sufficient to cover the expenses they will incur during the next twelve months in a limited operations scenario or until they raise additional funding.

Management plans to raise additional funds through debt or equity offerings. Management's current plan includes a SB-2 registration statement with the U.S. Securities and Exchange Commission of 1,000,000 shares for sale at $.05 per unit to raise capital of $50,000 to implement their business plan. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

NOTE 4. WARRANTS AND OPTIONS

There are no warrants or options outstanding to acquire any additional shares of common.

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2006


NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. Beginning June 1, 2006 the Company will pay a director $100 per month for use of office space and services. All officers and directors of the Company are involved in other business activities and may in the future, become involved in other business opportunities as they become available.

Thus they may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Scott Sieck, Maureen Doyle Sieck, and Patricia Mahar, officers and directors of the Company, will not be paid for any underwriting services that they perform on behalf of the Company with respect to the Company's upcoming SB-2 offering. They will also not receive any interest on any funds that they advance to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

NOTE 6. INCOME TAXES

                                                              As of May 31, 2006
                                                              ------------------
     Deferred tax assets:
     Net operating tax carryforwards                               $     0
     Other                                                               0
                                                                   -------
     Gross deferred tax assets                                          51
     Valuation allowance                                               (51)
                                                                   -------

     Net deferred tax assets                                       $     0
                                                                   =======

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

NOTE 7. NET OPERATING LOSSES

As of May 31, 2006, the Company has a net operating loss carryforwards of approximately $340. Net operating loss carryforward expires twenty years from the date the loss was incurred.

                          DOMAR EXOTIC FURNISHINGS INC.
                         (An Development Stage Company)
                          Notes to Financial Statements
                                  May 31, 2006


NOTE 8. STOCK TRANSACTIONS

Transactions, other than employees' stock issuance, are in accordance with paragraph 8 of SFAS 123. Thus issuances shall be accounted for based on the fair value of the consideration received. Transactions with employees' stock issuance are in accordance with paragraphs (16-44) of SFAS 123. These issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, or whichever is more readily determinable.

On March 30, 2006 the Company issued a total of 1,000,000 shares of common stock to two directors for cash at $0.005 per share for a total of $5,000.

As of May 31, 2006 the Company had 1,000,000 shares of common stock issued and outstanding.

NOTE 9. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of May 31, 2006:

     * Common stock, $ 0.001 par value: 75,000,000 shares authorized; 1,000,000 shares issued and outstanding.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL ______________, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the Articles of Incorporation and By-Laws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. In certain cases, we may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

As regards indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors or officers pursuant to the foregoing provisions, we are informed that, in the opinion of the Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses incurred or (expected) relating to this Prospectus and distributions are as follows:

        Legal                           $1,500
        Accounting                       2,000
        Edgar Fees                       1,200
        Transfer Agent fees                600
        Printing of Prospectus             200
                                        ------
           TOTAL                        $5,500
                                        ======

                     RECENT SALES OF UNREGISTERED SECURITIES

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 30, 2006, 500,000 shares of common stock were issued to Maureen Doyle Sieck, an officer and director and 500,000 shares of common stock were issued to Scott Sieck, an officer and director, as founders' shares, in exchange for $5,000, or $.005 per share. These securities were issued in reliance upon the exemption contained in Section 4(2) of the Securities Act of 1933. These securities were issued to the promoters of the company and bear a restrictive legend.

                                    EXHIBITS

The following exhibits are included with this registration statement filing:


      Exhibit No.                   Description
      -----------                   -----------
         3.1                 Articles of Incorporation*
         3.2                 Bylaws*
         5                   Opinion re: Legality*
         23.1                Consent of Independent Auditors
         23.2                Consent of Counsel (See Exhibit 5)*
         99                  Subscription Agreement*

----------
* Included previously in our original SB-2 Registration Statement filed August 2, 2006

                                  UNDERTAKINGS

(a)  The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) Reflect in the prospectus any facts which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;
          (iii) Include any additional or changed material information on the plan of distribution.

     2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

     3. File a post-effective amendment to remove from registration any of the securities registered which remain unsold at the end of the offering.

     4. For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer of sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (230.424 of this chapter);
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and
          (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) The undersigned Registrant hereby undertakes to provide to the purchasers in this offering, certificates in such denominations and registered in such names as required to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     1. For determining any liability under the Securities Act, it will treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
     2. For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the bona fide offering of those securities.

(g) That for the purpose of determining liability under the Securities Act to any purchaser:

     1. If the small business issuer is relying on Rule 430B (ss.230.430B of this chapter);

          (i) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) (ss.230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2),
               (b)(5), or (b)(7)(ss.230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i),
               (vii) or (x) (ss.230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to the effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any document immediately prior to such effective date; or

     2. If the small business issuer is subject to Rule 430C (ss.230.430C of this chapter), include the following:

          Each prospectus filed pursuant to Rule 424(b) (ss.230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registrations statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss.230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed to be incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Winter Park, state of Florida.

                                    DoMar Exotic Furnishings Inc., Registrant



August 23, 2006                     By: /s/ Maureen Doyle Sieck
                                        -------------------------------------
                                        Maureen Doyle Sieck, Director, President
                                        and Principal Executive Officer


August 23, 2006                     By: /s/ Scott Sieck
                                        -------------------------------
                                        Scott Sieck, Director, Treasurer,
                                        Chief Financial Officer and Principal
                                        Accounting Officer